UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 3, 2016

Cable One, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-36863	13-3060083
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

210 E. Earll Drive, Phoenix, Arizona	85012
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (602) 364-6000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02	Results of Operations and Financial Condition.

On May 4, 2016, Cable One, Inc. (the “Company”) issued a press release relating to its financial results for the first quarter of 2016. A copy of this press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information contained in this Item 2.02 as well as in Exhibit 99.1 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933.

Item 5.07	Submission of Matters to a Vote of Security Holders.

On May 3, 2016, the Company held its 2016 Annual Meeting of Stockholders. The following is a summary of the final voting results for each matter presented to stockholders.

Proposal No. 1: Election of Directors

The Company’s stockholders elected the two director nominees, each to hold office until the 2019 Annual Meeting of Stockholders and until his or her respective successor, as set forth below:

	For	Against	Abstain	Broker Non-Votes
Brad D. Brian	4,228,461	385,034	460	482,024
Katharine B. Weymouth	4,503,436	110,013	506	482,024

Proposal No. 2: Ratification of the Appointment of the Independent Registered Public Accounting Firm

The Company’s stockholders ratified the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2016, as set forth below:

For	Against	Abstain	Broker Non-Votes
5,093,121	2,557	301	N/A

Item 9.01 Financial Statements and Exhibits.

Exhibit	Description

99.1	Press release issued by Cable One, Inc. on May 4, 2016.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cable One, Inc.

By:	/s/ Alan H. Silverman
	Name:	Alan H. Silverman
	Title:	Senior Vice President, General Counsel, Director of Administration and Secretary

Date: May 4, 2016

EXHIBIT INDEX

Exhibit	Description

99.1	Press release issued by Cable One, Inc. on May 4, 2016.